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                                                                      EXHIBIT 99


                    CAUTIONARY STATEMENT FOR PURPOSES OF THE
                         "SAFE HARBOR" PROVISIONS OF THE
                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995


          Hutchinson Technology Incorporated (the "Company"), or persons acting on behalf of the Company, from time to time make, in writing or orally, "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995 (the "Act"). The following cautionary statements are intended to accompany statements so identified as forward-looking for the purpose of qualifying for the "safe harbor" provisions of the Act, and identifies important factors which could cause the Company's actual results to differ materially from those projected in any such forward-looking statement made by, or on behalf of, the Company. These factors are in addition to any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statement. Reference to the cautionary statements set forth below in connection with any such forward-looking statement shall be deemed to be a statement that any one or more of the following factors may cause the Company's actual results to differ materially from those projected in any such forward-looking statement.

          The Company operates in a rapidly changing environment that involves a number of risks. The following discussion highlights some of these risks.

DISK DRIVE INDUSTRY

          The disk drive industry is characterized by intense competition, rapid technological change and significant fluctuations in product demand.

          The Company's primary competition currently comes from K.R. Precision Public Co., Ltd., Magnecomp Corporation and Nippon Hatsujo Kogyo Co. In addition, at times certain users of suspension assemblies may have or may develop the ability to fabricate their own suspension assemblies. This competition has increased pricing pressure on the Company's suspension assemblies.

          Other computer data storage devices that currently compete with disk drives include semiconductor memories, optical memories and tape storage devices. New types of data storage devices may be developed and eventually become competitive with certain disk drive applications, thereby affecting demand for disk drives.

          Rapid technological change within the disk drive industry has led to numerous suspension assembly design changes and tighter performance specifications. The resulting


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suspension assemblies initially are more difficult to manufacture and can require additional capital expenditures and increased development and support expenses.

          Demand for the Company's suspension assemblies can be impacted significantly by overall personal computer and disk drive demand and customer inventory levels; the timing of new drive programs introduced by disk drive manufacturers; qualification delays by the Company, head gimbal assemblers or disk drive manufacturers; and changes in yields at head gimbal assembly or disk drive companies.

          The disk drive industry historically has been highly cyclical and has experienced periods of increased demand and rapid growth followed by periods of oversupply and subsequent contraction. The impact on the Company has been compounded by the tendency of disk drive manufacturers to order suspension assemblies in excess of their needs during growth periods, followed by sharp reductions in demand for suspension assemblies during periods of contraction. In an effort to enable the Company's business to grow with the market, the Company has at times invested in additional capacity and infrastructure to support anticipated market demand. Anticipated demand, however, has not always materialized as rapidly as expected, which has resulted in underutilization of resources and decreased profitability.

PRODUCT DEVELOPMENT AND INTRODUCTION

          The Company's continued success depends on its ability to develop and rapidly bring to volume production new product platforms or suspension assemblies having increasingly higher performance specifications. A number of risks are inherent in this process.

          Increasingly higher or tighter performance specifications, as well as transitions to new product platforms, such as micro- to nano- suspension assemblies, initially can have the effect of lowering the Company's overall yields and manufacturing efficiencies. This in turn can cause product shipments to be delayed or missed. Higher manufacturing costs also may be incurred. Manufacturing processes may need to be changed or new processes developed and equipment may have to be replaced or modified, or designed, built and installed, thus requiring additional capital. Increased research and development and engineering expenses also may be required to support technological advances and the introduction and manufacture of new product platforms.

          If the introduction of a new suspension assembly design were to be effected by a competitor without the Company's involvement, and were such a new design to gain wide acceptance by the disk drive industry, the Company's profitability could be adversely affected.


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FLUCTUATIONS IN REVENUE LEVELS

          The Company's revenues are dependent on sales of suspension assemblies, which currently account for nearly all of the Company's sales. Over the years, the disk drive industry has experienced numerous consolidations.
This has resulted in fewer, but larger, customers for the Company's products. The Company's five largest customers accounted for 86% of net sales for fiscal 1995. To date, the Company's operating results have not been materially affected by an inability to collect receivables and the Company's major customers currently are paying their account balances on a timely basis. However, in the event a major customer were to fail to pay its balance owing to the Company or reduce, delay or cancel its orders, the Company's results of operations could be materially and adversely affected.

          The Company continues to make substantial investments in its corporate infrastructure to support growth, including investments in equipment and facilities, research and development areas, selling, general and administrative organizations and manufacturing support areas. This plan involves a number of risks, including a higher level of operating expenses, the potential difficulty of attracting and assimilating a large number of new employees and the complexities associated with managing a growing organization.

          As the Company has improved its delivery time to its customers, it also has experienced a reduction in the average order lead time, approaching a "turns" environment in which customers place orders for immediate delivery. In a turns environment, individual customer order patterns are inherently difficult to predict, backlog amounts tend to decrease, and near-term market demand becomes increasingly difficult to forecast. The Company typically allows its customers to change or cancel orders without penalty up until approximately two weeks before scheduled production. These factors create an environment where demand can fluctuate significantly from week to week.

          The selling prices for the Company's products are subject to pricing pressure from its customers, market pressure from its competitors, pricing strategies of the Company, and product life cycle influences. A typical life cycle for the Company's products starts out with high pricing in the introduction stage, decreasing prices during maturity and slightly increasing pricing during phase out. Selling prices also are affected by overall demand, product demand mix and product development and introduction. Fluctuating selling prices have an impact on Company revenues. See "Disk Drive Industry" and "Product Development and Introduction" above.

MANUFACTURING

          The Company manufactures a wide variety of suspension assemblies having different selling prices and manufacturing costs. The product mix making up the market demand can vary significantly, which can lead to changes in utilization of equipment and


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tooling, inventory obsolescence and overstaffing in certain areas, all of which result in changes to Company profitability.

          Manufacturing yields and efficiencies also vary from product to product. Newer products typically have lower initial manufacturing yields and efficiencies. See "Product Development and Introduction" above. As the Company grows, production of certain suspension assemblies may need to be transferred from one manufacturing site to another. At times, this transfer has lowered initial yields and/or manufacturing efficiencies, resulting in higher manufacturing costs.

          The Company's manufacturing facilities are located in Minnesota, South Dakota and Wisconsin, all of which can experience severe weather. Severe weather has at times resulted in lower production and decreased Company profitability.

          The Company's ability to conduct business would be impaired if its work force were to be unionized or if a significant number of its specialized employees were to leave and could not be replaced by comparable personnel. The locations of the Company's facilities and the broad span and complexity of technology encompassed by the Company's products and processes limit the number of satisfactory engineering and other candidates for key positions.

          The Company's business is highly capital intensive. The Company has made a substantial investment in sophisticated manufacturing technologies and automated production equipment, and anticipates continued substantial capital expenditures. If the Company is unable to fund its future capital needs from internally generated funds or from other sources, its operating results would be adversely affected.

BUSINESS DISRUPTION

          Certain materials used in the Company's manufacturing processes have limited availability. Certain types of photoresist, a liquid compound used in the photoetching process, are available from only one supplier. Most of the stainless steel which meets the Company's strict specifications is available from only one supplier. If for any reason the Company were unable to continue to obtain these materials in the necessary quantities and at reasonable prices, the Company's operating results would be adversely affected.

INTELLECTUAL PROPERTY

          The Company and certain users of the Company's products have from time to time received, and may in the future receive, communications from third parties asserting patents against the Company or its customers which may relate to certain of the Company's manufacturing equipment or products or to products which include the Company's products as a component. Although the Company has not been a party to any material intellectual


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property litigation, certain of its customers have been sued on patents having claims closely related to products sold by the Company. In the event any third party were to make a valid infringement claim and a license were not available on terms acceptable to the Company, the Company's operating results could be adversely affected. The Company expects that, as the number of patents issued continues to increase, and as the Company's business grows, the volume of these intellectual property claims will also increase.

          The Company is party to certain other claims arising in the ordinary course of business, such as employment proceedings.

OTHER MATTERS

          The Company's selling, general and administrative expenses are budgeted and are relatively fixed in the short-term. Large changes at the gross profit level may have a significant impact on the Company's financial results.

          The Company's financing agreements contain certain restrictive covenants which require the Company, among other things, to maintain specified levels of net income, working capital, tangible net worth and financing ratios, and also impose limitations on capital expenditures, additional indebtedness, leases, guarantees and the payment of dividends.

          A large portion of the Company's products are shipped overseas, specifically to the Pacific Rim region, and qualify for the benefit of the Company's Foreign Sales Corporation. Should the Company stop shipping products overseas or should the tax laws be changed to eliminate the benefit of having a Foreign Sales Corporation, the Company's financial results could be adversely affected.

          The Company's stock price, like that of other companies in the disk drive industry, is subject to significant volatility. If revenues or earnings in any quarter fail to meet the investment community's expectations for any reason, there could be an immediate adverse impact on the Company's stock price. The stock price also may be affected by broader market trends unrelated to the Company's performance. Such volatility may limit the Company's ability to raise capital through equity financing.


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